UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 1, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning in November 2011 and continuing through February 2012, the Compensation Committee of the Board of Trustees of Investors Real Estate Trust (“IRET” or the “Company”) conducted a review of IRET’s trustee and executive compensation, and concluded its review with recommendations to the independent trustees of the Company’s Board of Trustees to (i) increase the base salaries of certain of the Company’s executive officers by up to 3% for fiscal year 2013, (ii) increase the compensation of the Company’s non-management trustees, (ii) redesign the Company’s short-term incentive plan and (iii) adopt a long-term incentive plan. These recommended actions were approved by the Company’s independent trustees on June 1, 2012, and became effective for the Company’s fiscal year 2013, beginning May 1, 2012. Each of these actions is discussed in further detail below.

Executive Officer Base Salaries. Pursuant to the recommendation of the IRET Compensation Committee, made following a review of market data and salaries of executives at comparable companies, the Company’s independent trustees approved the base salaries of the Company’s executive officers for the Company’s fiscal year 2013, to be effective May 1, 2012. The following table sets forth the fiscal year 2013 base salaries of the Company’s named executive officers and the percentage increase, if any, in the fiscal year 2013 base salaries compared to fiscal year 2012:

Name and Position	Fiscal Year	Base Salary	Percentage Increase from Fiscal Year 2012
Timothy P. Mihalick
President and Chief Executive Officer	2013	$387,600	Unchanged

Thomas A. Wentz, Jr.
Senior Vice President and Chief Operating Officer, and Trustee	2013	$341,500	3.0%

Diane K. Bryantt
Senior Vice President and Chief Financial Officer	2013	$249,095	3.0%

Charles A. Greenberg
Senior Vice President, Commercial Asset Management	2013	$178,602	3.0%

Michael A. Bosh
General Counsel and Secretary	2013	$210,120	3.0%

Trustee Compensation. Pursuant to the recommendation of the IRET Compensation Committee, the Company’s independent trustees approved the following fiscal year 2013 compensation to be paid to trustees not employed by the Company (“non-management trustees”):

Annual cash compensation to each non-management trustee:	$40,000
Additional annual cash compensation to Board Chair:	$15,000
Additional annual cash compensation to the Chair of the Audit Committee:	$15,000
Additional annual cash compensation to Chairs of the Compensation and Nominating and Governance Committees:	$10,000
Additional annual cash compensation to each member of the Audit, Compensation and Nominating and Governance Committees (excluding the Chairs of those Committees):	$6,500

In addition to the cash compensation detailed above, each non-management trustee serving on the last day of fiscal year 2013 will receive common shares of beneficial interest of the Company with a value of approximately $18,813. The Compensation Committee recommended, and the independent trustees approved, increasing the amount of this share grant in fiscal year 2014 to total approximately $28,976, and in fiscal year 2015 to total approximately $39,139.

Currently, in fiscal year 2012, non-management trustees of the Company serving on the last day of fiscal year 2012 will receive 1,000 common shares of beneficial interest of the Company. The Compensation Committee’s recommendation, accepted by the independent trustees, was to increase the equity portion of trustee compensation sufficiently over three years to result in total trustee compensation equaling approximately 85% of comparable industry and company levels, as established by reference to peer company data. Utilizing compensation data from the 2011 BDO 600 Survey—Board of Directors Pay Study (2011 Survey of Board Compensation Practices of 600 Mid-Market Public Companies), which data was supplied to the Compensation Committee by its independent outside consultant, Mr. Douglas Binning of 21-Group, Minneapolis, Minnesota, the Compensation Committee recommended, and the independent trustees approved, an increase in the amount of equity compensation paid to non-management trustees from its current level of 1,000 common shares awarded at the end of each fiscal year, to an award at the end of each fiscal year of common shares with a grant date value of approximately $30,489 in total, such increase to be phased in over three years, as detailed above.

No meeting attendance fees will be paid to non-management trustees in fiscal year 2013 (currently, in fiscal year 2012, the Company pays a meeting attendance fee to members of the Audit and Compensation Committee of $1,000 for each committee meeting attended, and pays a meeting attendance fee to members of the Nominating and Governance Committee of $250 for each committee meeting attended).

Executive Officer Short-Term Incentive Program.

Under the Short-Term Incentive Program (“STIP”) recommended by the Compensation Committee and approved by the independent trustees, executive officers of the Company will be provided the opportunity to earn awards, payable 100% in cash, based on achieving one or more performance objectives within a one-year performance period. Each executive’s total award opportunity under the STIP, stated as a percentage of base salary in effect as of the first day of the performance period, for the achievement of threshold, target, and high performance requirements, is set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	94%	100%	200%

Senior Vice President and Chief Operating Officer	66%	70%	140%

Senior Vice President and Chief Financial Officer	66%	70%	140%

Senior Vice President and General Counsel	47%	50%	100%

Senior Vice President, Commercial Asset Management	47%	50%	100%

Senior Vice President, Secretary and Associate General Counsel	47%	50%	100%

Senior Vice President, Finance	47%	50%	100%

Senior Vice President, Residential Property Management	47%	50%	100%

For fiscal year 2013, STIP performance will be evaluated on the following objective performance goal: Funds from Operations (“FFO”) per share and unit, as reported in the Company’s filings with the Securities and Exchange Commission, except that acquisition costs (up to 1% of total acquisition costs for property acquisitions in the performance period) and loan prepayment penalties will be excluded (that is, added back to net income) in calculating FFO. The specific metrics underlying this objective performance goal will be set by the Compensation Committee within the first 90 days of the one-year performance period (taking into account input from the Board of Trustees and the Chief Executive Officer). If achievement of the goal falls between threshold and target levels or between target and high levels, the amount of the associated award will be determined by linear interpolation.

If achievement of the established metric falls below threshold level, a STIP award will not be earned; provided, however, that on or about completion of the performance period, the independent trustees may make an assessment of the STIP and of market conditions with respect to the performance period and based on unforeseen circumstances, may in their discretion, with the unanimous consent of all independent trustees, raise or, in the case of non-Section 162(m) Employees only, lower the specific metrics underlying the objective performance goal for that performance period. In the event that the independent trustees do not lower the performance goal for that performance period, and a STIP award is not awarded, the Compensation Committee may award, for retention and recognition purposes, discretionary bonuses to the Company’s executive officers (excluding the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, who are not eligible to receive a discretionary bonus).  The total amount available for such discretionary bonuses shall be no more than 20% of the sum of the targeted short-term incentive pool in effect as of the first day of the performance period of the executive officers eligible for such bonuses, and shall be awarded to the eligible participants at the discretion of the Compensation Committee, with input from the Chief Executive Officer; the Compensation Committee may award the entire amount to one executive, may make no discretionary bonus awards, or may divide the total bonus amount among all or some of the eligible participants, as the Compensation Committee in its discretion chooses.

An executive must be employed on the last day of the performance period to receive a STIP award or a discretionary bonus, subject to the following exceptions: If during the performance year, the executive’s employment is terminated by IRET without Cause, or the executive dies or becomes subject to a Disability while employed by IRET, the executive will receive an award under the STIP calculated based upon actual results for the full one-year performance period, but the award will be prorated based on the period of employment during the one-year performance period through the date of such event. If a Change in Control occurs during the one-year performance period, the performance goal(s) under the STIP will be prorated based on the period of time during the one-year performance period through the date of the Change in Control, and the executive will receive an award under the STIP that is prorated based on the period of employment during the one-year performance period through the date of the Change in Control. “Cause,” “Disability,” and “Change in Control” will have the meaning set forth in the STIP.

Executive Officer Long-Term Incentive Program.

Under the Long-Term Incentive Program (“LTIP”), executives will be provided the opportunity to earn awards, payable 50% in unrestricted shares and 50% in restricted shares, based on achieving one or more performance objectives within a one-year performance period (with the performance period for fiscal year 2013 commencing on May 1, 2012 and concluding on April 30, 2013). For the fiscal year 2013 performance period, LTIP performance will be evaluated based on the following objective performance goal: Three-Year Average Annual Total Shareholder Return (“TSR”), which means the average of the Annual Total Shareholder Return in each of the three consecutive fiscal years ending with and including the performance period. “Annual Total Shareholder Return,” and “Three-Year Average Annual Total Shareholder Return,” have the meanings set forth in the LTIP.

For the TSR performance goal, threshold, target and high performance levels will be 6%, 8% and 10% for the one-year performance period. If the TSR for the performance period falls between 6% and 8% or between 8% and 10%, TSR will be rounded to the closest TSR percentage in increments of 0.5% (e.g., 8.2% will be rounded to 8.0% and 8.3% will be rounded to 8.5%) and the LTIP award will be determined by linear interpolation. If TSR falls below the applicable threshold level, the LTIP award will not be paid.

Each executive’s total award opportunity under the LTIP, stated as a percentage of the targeted award (which target is 40% of the sum of (a) the executive’s base salary on the first day of the performance period, (b) the executive’s STIP target, whether or not awarded, and (c) the executive’s LTIP target), for the achievement of threshold, target and high performance requirements, is set forth in the table below:

	Threshold	Target	High
TSR	6.0%	8.0%	10.0%
Payout	75%	100%	200%

Examples:

A.           The following examples illustrate the calculation of a potential LTIP award:

1.	CEO Example:
CEO base salary as of first day of performance period:	$387,600
CEO’s STIP Target (100% of base salary):	$387,600
Total:	$775,200

The CEO’s LTIP award opportunity is 40% of the sum of (a) the CEO’s base salary ($387,600) plus (b) the CEO’s STIP Target award, whether or not awarded ($387,600), plus (c) the CEO’s LTIP Target award ($516,800, or $775,200 divided by 0.60=$1,292,000, multiplied by 0.40=an LTIP target of $516,800).  If TSR at the end of the performance period is at Threshold, the CEO will receive an LTIP award of 75% of the LTIP target award opportunity, or $387,600 ($516,800 multiplied by 0.75).  If TSR at the end of the performance period is at Target, the CEO will receive an LTIP award of 100% of the LTIP target award opportunity, or $516,800.  If TSR at the end of the performance period is at High, the CEO will receive an LTIP award of 200% of the LTIP target, or $1,033,600.

2.	CFO Example:
CFO base salary as of the first day of performance period	$249,095
CFO’s STIP Target (70% of base salary):):	$174,366
Total:	$423,461

The CFO’s LTIP award opportunity is 40% of the sum of (a) the CFO’s base salary ($249,095) plus the CFO’s STIP Target award, whether or not awarded ($174,366), plus the CFO’s LTIP Target award ($282,307, or $423,461 divided by 0.60=$705,768, multiplied by 0.40=an LTIP target of $282,307. If TSR at the end of the performance period is at Threshold, the CFO will receive an LTIP award of 75% of the LTIP target award opportunity, or $211,730 ($282,307 multiplied by 0.75). If TSR at the end of the performance period is at Target, the CFO will receive an LTIP award of 100% of the LTIP target award opportunity, or $282,307. If TSR at the end of the performance period is at High, the CFO will receive an LTIP award of 200% of the LTIP target, or $564,615.

B.           The following example illustrates the calculation of TSR for fiscal year 2012, assuming for purposes of the example a performance period from May 1, 2011 through April 30, 2012:

Three Year Average Annual Total Shareholder Return
	FY2008	FY2009	FY2010	FY2011	FY2012
Avg. Closing Share Price	10.15	9.86	8.87	8.84	7.79
$ Change from previous fiscal year average close price		$(0.29)	$(0.99)	$(0.03)	$(1.05)
Dividends per share		0.681	0.686	0.6445	0.5615
Sum		0.3910	(0.3040)	0.6145	(0.4885)

Annual Total Shareholder Return		3.85%	(3.08%)	6.93%	(5.53%)
Three Year Average of Annual TSR					(0.56%)

LTIP awards will be payable 50% in unrestricted shares and 50% in restricted shares awarded at the conclusion of the performance period; the restricted shares shall vest on the one-year anniversary of the award date. The shares will be awarded under and in accordance with IRET’s 2008 Incentive Award Plan.  These restricted shares and unrestricted shares will consist of an aggregate number of shares determined by dividing the dollar amount payable in unrestricted shares and restricted shares by the closing price per share on the last day of the performance period, and will be issued within two ½ months of the end of the one-year performance period. IRET will pay distributions on the restricted shares; however, any cash distributions paid in respect of unvested common shares will be withheld by IRET and will be delivered to the participant (without interest and net of any required tax withholding) only if and when the unvested common shares giving rise to such distributions become vested and non-forfeitable. If, during the one-year vesting period for the restricted shares, the executive’s employment is terminated by IRET without Cause, or the executive dies or becomes subject to a Disability while employed by IRET, or a Change in Control occurs, the restricted shares awarded under the LTIP will immediately vest. “Cause,” “Disability” and “Change of Control” will have the meanings set forth in the LTIP.

The executive must be employed on the last day of the performance period to receive an LTIP award, subject to the following exceptions: if, during the one-year performance period, the executive’s employment is terminated by IRET without Cause, or the executive dies or becomes subject to a Disability while employed by IRET, the executive will receive an award under the LTIP calculated based on actual levels of performance as of the date of such event, but the award will be prorated based on the period of employment during the one-year performance period through the date of such event and the prorated portion of the award will immediately vest. If a Change in Control occurs while the executive is employed by IRET during a one-year performance period, the executive will receive an award calculated in a similar manner as described in the immediately preceding sentence (provided, however, that the award will not be prorated based on the period of employment during the performance period through the date of such event) and the award will immediately vest.

The foregoing summaries of the STIP and LTIP are not complete and are qualified in their entirety by reference to the STIP and LTIP documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated in this Item 5.02 by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Investors Real Estate Trust Short-Term Incentive Program

10.2	Investors Real Estate Trust Long-Term Incentive Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  June 4, 2012